Execution Version

AWARD AGREEMENT PURSUANT TO THE ASCENA RETAIL GROUP, INC. TRANSFORMATION BONUS PROGRAM UNDER THE ASCENA RETAIL GROUP, INC. 2016 OMNIBUS INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 10, 2015)

THIS AWARD AGREEMENT PURSUANT TO THE ASCENA RETAIL GROUP, INC. TRANSFORMATION BONUS PROGRAM (this “Agreement”), is made effective as of March 30, 2017 (the “Award Date”), by and between Ascena Retail Group, Inc. (the “Company”) and you (the “Participant”). By accepting this award, the Participant agrees to be bound by the terms and conditions hereof.

WHEREAS, the Company maintains the Ascena Retail Group, Inc. 2016 Omnibus Incentive Plan (Amended and Restated Effective December 10, 2015) (the “Plan”), which is administered by the Compensation and Stock Incentive Committee of the Company’s Board of Directors (the “Committee”);

WHEREAS, pursuant to Section 3.3 of the Plan, the Committee has adopted guidelines for the grant of performance-based cash awards under the Plan;

WHEREAS, the Committee has adopted the Transformation Bonus Program Terms and Conditions (the “Transformation Bonus T&C”) under the Plan specifying performance requirements for the period commencing on January 1, 2017 and ending on the last day of the Company’s 2021 fiscal year pursuant to which the Participant may be eligible to receive a Transformation Bonus Award;

WHEREAS, a copy of the Transformation Bonus T&C has been provided to the Participant and is hereby incorporated by reference herein (all capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Transformation Bonus T&C);

WHEREAS, a copy of the Company’s Incentive Compensation Recoupment Policy effective June 2, 2016 (the “Recoupment Policy”) has been provided to the Participant and is hereby incorporated by reference herein;

WHEREAS, pursuant to Article IX of the Plan, the Committee has the authority to grant Performance-Based Cash Awards (as defined in the Plan) that are payable cash;

WHEREAS, the Committee wishes to grant to the Participant a Transformation Bonus Award (the “Award”) under the Plan, which Award qualifies as a Performance-Based Cash Award under the Plan; and

WHEREAS, .the Transformation Bonus Award granted pursuant to this Agreement is intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and this Agreement and the Transformation Bonus T&C shall be construed and interpreted in accordance with that intent.

NOW, THEREFORE, the Company and the Participant agree as follows:

1.Grant. Subject to the terms and conditions set forth under the Transformation Bonus T&C, the Plan, the Restrictive Covenant Agreement, the Recoupment Policy and this Agreement, as of the Award Date, the Committee hereby grants to the Participant pursuant to Article IX of the Plan the right to receive a Transformation Bonus Payment on each Payment Date based upon the Committee’s determination and certification of the extent to which the Company achieved the Transformation Bonus Performance Goal with respect to each fiscal year ending during the Performance Period.

2.Transformation Bonus Performance Goal; 2017 Salary Multiple. The amount of the Participant’s Transformation Bonus Payment will be calculated on each Certification Date based upon the Company’s achievement of certain cost reductions (“Realized Savings”) across the following areas of the Company’s business as approved by the Committee on the Award Date: (i) operating (restructuring), (ii) procurement (non-merchandise spending), (iii) real estate and fleet optimization (occupancy and store closures), (iv) supply chain (cost per unit) and (v) global sourcing (product costs) (the “Transformation Bonus Performance Goal”). The Transformation Bonus Performance Goal will be calculated on a cumulative basis through the Performance Period. Once a Realized Savings threshold is achieved during the Performance Period, the Participant will not again be eligible to receive payment in respect of the multiple of 2017 Salary applicable to the achievement of such Realized Savings threshold. Realized Savings will be calculated in a manner consistent with the Company’s audited financial statements, although certain events approved by the Committee shall be disregarded and excluded in determining whether the Transformation Bonus Performance Goal has been achieved.

Following the Committee’s determination and certification of the achievement of the Transformation Bonus Performance Goal, the amount of the Participant’s Transformation Bonus Payment will be calculated in accordance with the Transformation Bonus T&C based on the multiple of 2017 Salary in the table set forth below that corresponds to the level or levels of Realized Savings achieved with respect to the period covered by the applicable Certification Date.

Measurement Period	$150M in Realized Savings	$250M in Realized Savings	$350M in Realized Savings	$450M in Realized Savings
Multiple of 2017 Salary for Realized Savings Achievement
Fiscal Year End
Cumulative

The Committee’s determination and certification of the extent to which the Company has achieved the Transformation Performance Goal is final, binding and conclusive upon the Participant (and all persons claiming through the Participant) for all purposes. In the event the Company’s achievement of the Transformation Bonus Performance Goal is between the Realized Savings thresholds set forth in the table above, the multiple of 2017 Salary used to calculate the Participant’s Transformation Bonus Payment will be determined based upon linear interpolation between thresholds.

3.Terms and Conditions. This Award shall be subject to the terms and conditions of the Transformation Bonus T&C, the Plan, the Restrictive Covenant Agreement, the Recoupment Policy and this Agreement. Notwithstanding anything to the contrary herein or otherwise, prior to the occurrence of a Change in Control (as defined in the Plan), the Committee has the authority to exercise negative discretion to reduce the amount otherwise payable to the Participant in respect of the Award. The exercise of this negative discretion may be based on any factors deemed appropriate by the Committee in its sole discretion.

Notwithstanding the Company’s achievement of the Transformation Bonus Performance Goal as of the end of any fiscal year during the Performance Period in which a Certification Date will occur, the amount of a Participant’s Transformation Bonus Payment on any Payment Date will be reduced by 50% if the Company’s cumulative operating income (as defined by the Committee with respect to the payment of bonuses under the Company’s incentive compensation plan) for the Fall and Spring seasons of each full or partial fiscal year is not achieved at the threshold level of performance established under the Company’s incentive compensation plan. However, if during the Performance Period the Committee adopts an Alternate Metric, the following shall apply:

(i) if an Alternate Metric is in effect for both the Fall and Spring seasons of a full or partial fiscal year during the Performance Period, the 50% reduction in the Transformation Bonus Payment described above will apply if the Company’s cumulative achievement of the Alternate Metric for the Fall and Spring seasons is less than the threshold level of performance established under the Company’s incentive compensation plan; and

(ii) if an Alternate Metric is in effect for only one season (i.e., Fall or Spring) of a fiscal year during the Performance Period, the Transformation Bonus Payment will be reduced by 50% if the Company’s average achievement (and if applicable, weighted average achievement) of operating income or the Alternate Metric, as applicable, in effect under the Company’s incentive compensation plan for the Fall and Spring seasons for such fiscal year is less than the threshold level of performance established under the Company’s incentive compensation plan.

In addition, in the event that the aggregate amount paid to a Participant in any fiscal year in respect of (i) the Participant’s Transformation Bonus Payment and (ii) the Participant’s payment under the Company’s incentive compensation plan for such fiscal year exceeds the Participant’s Annual Bonus Cap (as defined below), the amount of the Participant’s Transformation Bonus Payment for such fiscal year will be reduced to an amount equal to the difference between the Participant’s Annual Bonus Cap and the amount paid to the Participant under the Company’s incentive compensation plan for such fiscal year. The Participant’s “Annual Bonus Cap” is equal to 4.5 times the Participant’s 2017 Salary. Notwithstanding the foregoing, any amount received by a Participant in respect of a fiscal year 2017 bonus under the Company’s incentive compensation plan will be disregarded in determining whether a Transformation Bonus Payment that may be received by the Participant with respect to the first Certification Date following the end of the Company’s 2018 fiscal year exceeds the Participant’s Annual Bonus Cap. Any portion of the Participant’s Transformation Bonus Payment for a fiscal year that is in excess of the Participant’s Annual Bonus Cap will be forfeited and will not be paid in a subsequent fiscal year in which the Participant becomes eligible to receive a Transformation Bonus Payment.

Prior to the occurrence of a Change in Control, the Committee has the authority to exercise negative discretion to reduce the amount otherwise payable to a Participant in respect of any Transformation Bonus Award. The exercise of this negative discretion may be based on any factors deemed appropriate by the Committee in its sole discretion. Notwithstanding anything to the contrary herein or in any Transformation Bonus Document, certain events approved by the Committee shall be disregarded and excluded in determining whether the Transformation Bonus Performance Goal has been achieved. Nothing contained herein or in any Transformation Bonus Document is intended to create impermissible discretion under Section 162(m) of the Code.

4.Forfeiture. Notwithstanding anything herein to the contrary, the Participant acknowledges and agrees that if the Company or the Committee determines that the Participant has violated the Restrictive Covenant Agreement or any other restrictive covenants contained in any other agreement to which Participant is bound, the Award shall be immediately forfeited and the Company will have the right to clawback from the Participant, and the Participant will have the obligation to repay to the Company, any Transformation Bonus Payment paid to the Participant within the 12 months preceding the date of the Participant’s termination of employment with the Company or any of its Affiliates.

5.Award Subject to Clawback. The Participant acknowledges that he or she has read the Company’s Recoupment Policy attached hereto as Exhibit A and agrees that the Transformation Bonus Payment is subject to the Recoupment Policy. As a condition to the grant of the Transformation Bonus Award, the Participant agrees to abide by the Recoupment Policy and any determinations of the Committee pursuant to the Recoupment Policy. This Section 5 shall survive the termination of the Participant’s employment with the Company for any reason. The foregoing remedy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company, including termination of employment or institution of civil or criminal proceedings. Any determination by the Committee with respect to the foregoing shall be final, binding and conclusive upon the Participant (and all persons claiming through the Participant) for all purposes.

6.Limitations. Notwithstanding anything to the contrary in Section 14.8 of the Plan, the Participant expressly understands and agrees that Transformation Bonus Payments will not be considered to be part of the Participant’s compensation for any purposes, including benefit calculation, under any of the employee benefit or compensation plans, programs, policies, arrangements or agreements of the Company or any of its Affiliates in which the Participant participates or is eligible to participate, including, without limitation, any tax-qualified or nonqualified retirement plan, pension plan, deferred compensation plan or severance plan or agreement. In no event will the Participant be entitled to elect to defer all or any portion of a Transformation Bonus Payment.

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Date

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EXHIBIT A

Recoupment Policy

As approved by the Compensation Committee and Board of Directors on 6/2/16
ASCENA RETAIL GROUP, INC.
INCENTIVE COMPENSATION RECOUPMENT POLICY
Effective June 2, 2016
Introduction
The Board of Directors (the “Board”) of Ascena Retail Group, Inc. (the “Company”) believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Board has therefore adopted this policy which provides for the recoupment of certain compensation in the event of a Restatement (this “Policy”).
Administration
This Policy shall be administered by the Board or, if so designated by the Board, the Compensation and Stock Incentive Committee of the Board (the “Compensation Committee”), in which case, references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals.
Covered Persons
This policy applies to the Company’s executive officers (“Covered Persons”). For purposes of this Policy, an executive officer means an officer as defined in Securities and Exchange Commission Rule 16a-1(f) and such other executives as may be designated by the Board from time to time.
Incentive Compensation
For purposes of this Policy, Incentive Compensation means any of the following cash or non-cash incentive compensation, provided that such compensation is granted, earned or vested based wholly or in part on a “financial reporting measure” (as defined under the rules of the Securities and Exchange Commission under Section 10D of the Securities Exchange Act of 1934, as amended) (“FRM”): cash bonuses (whether short-term or long-term and whether paid on a current or deferred basis) including awards under the Company’s 2016 Omnibus Incentive Plan (or any successor to such plan) and the Company’s 2012 Cash Incentive Plan (or any successor to such plan), restricted stock units, restricted stock, stock options, performance shares and other cash or non-cash incentive compensation, in each case, paid or awarded pursuant to any incentive plan or arrangement maintained, contributed to or sponsored by the Company and its affiliates, as each may be amended from time to time. For the avoidance of doubt, neither incentive compensation granted, earned and/or vested based on goals that are not based on FRMs nor incentive compensation that is based solely on continued service shall be Incentive Compensation for purposes of this Policy.
Restatement
For purposes of this Policy, Restatement means any restatement of the Company’s financial statements required due to material non-compliance with any accounting requirements, where such restatement is due to (a) a Covered Person’s fraud or misconduct, (b) restatement of the Company’s results, (c) errors or omissions or (d) other related activities. For purposes of this Policy, a Restatement need not be a formal restatement of financial statements required by accounting standards, but shall not include a restatement due solely to changes in accounting principles or applicable law.
Recoupment of Excess Incentive Compensation
If there is a Restatement and the Board determines that a Covered Person received Incentive Compensation for any applicable Look-Back Year (as defined below), in excess of the amount that would have been paid or awarded to the Covered Person had such Incentive Compensation been calculated based on the Restatement results and calculated on a pre-tax basis, the Board may, in its sole discretion, with respect to a Covered Person regardless of fault:

(a)	Require the Covered Person to repay all or a portion of any cash Incentive Compensation paid to the Covered Person with respect to such Look-Back Year;

(b)	Cancel all or a portion of any vested and unvested Incentive Compensation awarded to the Covered Person with respect to such Look-Back Year; and

(c)
Require the Covered Person to repay all or a portion of any gains realized by the Covered Person on the: (i) vesting and payment of shares of common stock underlying restricted stock units; (ii) lapsing of restrictions of restricted stock; and (iii) exercise of stock options and the subsequent sale of shares of common stock acquired on the exercise of stock options.

A “Look-Back Year” means each fiscal year of the Company in the three-year period prior to the date that the Company is required to prepare the Restatement.
The amount of any recoupment of Incentive Compensation shall be determined by the Board in its sole discretion; provided, however, that the amount of the Incentive Compensation repaid by the Covered Person or cancelled by the Company shall not exceed the difference between (i) the actual amount of Incentive Compensation paid or awarded to the Covered Person for such Look-Back Year and (ii) the amount of Incentive Compensation that the Board in good faith determines would have been paid or awarded to the Covered Person for such Look-Back Year based on the Restatement results. Upon any recoupment determination by the Board, the Board shall notify the Covered Person in writing of its determination and the Covered Person shall promptly repay the amount of Incentive Compensation so determined, payable on demand or within a specified number of days with interest, as determined by the Board.
Interpretation
The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate or advisable for the administration of this Policy.
No Indemnification

The Company shall not indemnify any Covered Person against the loss of any awarded Incentive Compensation recouped in accordance with this Policy.

Effective Date
This Policy shall be effective as of June 2, 2016, and shall apply to Incentive Compensation that is awarded or granted to Covered Persons on or after that date, except to the extent prohibited by applicable law or legal obligation of the Company and/or the rules and standards of the national securities exchange on which the Company’s shares are then listed.
Amendment; Termination
The Board may amend this Policy from time to time in its discretion. The Board intends to amend this Policy as it deems necessary to reflect final regulations adopted by the Securities and Exchange Commission under Section 10D of the Securities Exchange Act of 1934, as amended, and to comply with any rules or standards adopted by a national securities exchange on which the Company’s shares are listed. The Board may terminate this Policy at any time.
Other Recoupment Rights
The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Person to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company, including termination of employment or institution of civil or criminal proceedings. Nothing herein shall limit the authority of the Board or Compensation Committee to impose additional requirements or conditions that may give rise to the Company’s right to forfeit or recoup any compensation. To the extent the applicable law requires recovery of Incentive Compensation in additional circumstances beyond those specified in this Policy, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover Incentive Compensation or other compensation to the fullest extent required by applicable law.
Section 409A
Notwithstanding anything herein to the contrary, the Board may not seek recovery of any amount of Incentive Compensation by reducing any future amount that is payable and/or to be provided to the Covered Person and that is considered “non-qualified deferred compensation” under Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder, except to the extent permitted without penalty under Section 409A.
Successors
This Policy shall be binding and enforceable against all Covered Persons and their beneficiaries, heirs, executors, administrators or other legal representatives.
Ascena Retail Group, Inc.
INCENTIVE COMPENSATION RECOUPMENT POLICY
It is the policy of Ascena Retail Group, Inc. (the “Company”) that as a Covered Person to whom the Company’s Incentive Compensation Recoupment Policy (the “Policy”) applies, you acknowledge your receipt of, and agree to be subject to the terms and conditions of the Policy. A copy of the Policy is enclosed for your records. You should thoroughly review the Policy, then complete and sign the acknowledgement below and return it to Corporate Compensation. Please return the acknowledgement by ___________________. Any questions regarding the Policy should be directed to Duane Holloway, EVP General Counsel.

Acknowledgement

I, ____________________, have received a copy of the Ascena Retail Group, Inc. Incentive Compensation Recoupment Policy (the “Policy”) which outlines the terms and conditions of the Policy and I have read and familiarized myself with the contents of the Policy. I understand that I am a “Covered Person” within the meaning of the Policy and am subject to, and bound by, the Policy as described below.

By my signature below, I acknowledge, understand, accept and agree to be subject to the terms and conditions of the Policy including, without limitation, the possible clawback or recoupment of Incentive Compensation (as defined in the Policy) previously paid to me or the forfeiture of vested and unvested Incentive Compensation. I further understand that I am subject to the terms and conditions of the Policy, as such Policy may be amended from time to time by the Company to the extent required by applicable law, regulation or rule of any governmental authority or any national securities exchange, notwithstanding the terms and conditions of any agreement, arrangement, plan, policy or arrangement including, without limitation, the employment agreement between me and the Company or any of its affiliates. I acknowledge that the Policy will be amended as the Board of Directors of the Company deems necessary to reflect final regulations adopted by the Securities and Exchange Commission under Section 10D of the Securities Exchange Act of 1934, as amended, and to comply with any rules or standards adopted by a national securities exchange on which the Company’s shares are listed. I further understand and agree that any action taken by the Company pursuant to the Policy shall not constitute or give rise to any constructive termination of employment, “good reason,” breach of contract or other similar rights under any Company agreement, arrangement, plan, award, program, policy (in each case, whether oral or written) or otherwise or give rise to any right that I have, or otherwise could have, to indemnification from the Company or otherwise.

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(signature of Covered Person)                (Date)